Exhibit 23

[Letterhead of PricewaterhouseCoopers LLP]

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement of Arch Capital Group Ltd. on Forms S-3 (Registration No. 33-34499 and Registration No. 333-82612) and Forms S-8 (Registration No. 33-99974, Registration No. 333-86145, Registration No. 333-82772, Registration No. 333-72182, and Registration No. 333-98971) of our report dated February 19, 2003 on our audits of the consolidated financial statements as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, which appears on page F-2 of Arch Capital Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2002.  We also consent to the incorporation by reference of our report dated February 19, 2003, on our audits of the financial statement schedules which appears on page S-1 of Arch Capital Group Ltd’s Annual Report on Form 10-K, for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 28, 2003

F-1